EXHIBIT 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Donald B. Murray, the Chief Executive Officer of Resources Connection, Inc., and Stephen J. Giusto, the Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:

(i) the Report on Form 10-Q of the Company for the quarter ended August 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 6, 2004

/s/ Donald B. Murray
Donald B. Murray
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Stephen J. Giusto
Stephen J. Giusto
Chief Financial Officer and
Executive Vice President of Corporate Development
(Principal Financial Officer)

The foregoing certification accompanied the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.